LEASE

between

130 ROYALL, LLC
Landlord,

and

DUNKIN’ BRANDS, INC.,
a Delaware corporation
Tenant

TABLE OF CONTENTS

Article    Page

1.	DEFINITIONS; USE AND RESTRICTIONS ON USE. 1

2.	TERM. 2

3.	RENT. 3

4.	ADDITIONAL RENT. 4

5.	OPTION TO EXPAND. 5

6.	COMPLETION OF THE PREMISES. 5

7.	REPAIR. 7

8.	LIENS 7

9.	ASSIGNMENT AND SUBLETTING. 8

10.	INDEMNIFICATION 9

11.	INSURANCE. 9

12.	WAIVER OF SUBROGATION 10

13.	ELECTRICITY 10

14.	HOLDING OVER 10

15.	SUBORDINATION; NONDISTURBANCE; ATTORNMENT. 11

16.	LANDLORD SERVICES 12

17.	REENTRY BY LANDLORD. 12

18.	DEFAULT BY TENANT AND LANDLORD REMEDIES. 12

19.	DEFAULT BY LANDLORD AND TENANT REMEDIES. 16

20.	TENANT’S BANKRUPTCY OR INSOLVENCY. 17

21.	QUIET ENJOYMENT 18

22.	CASUALTY. 18

23.	EMINENT DOMAIN 19

24.	SALE BY LANDLORD 19

25.	ESTOPPEL CERTIFICATES 20

26.	SURRENDER OF PREMISES. 20

27.	NOTICES 20

28.	DEFINED TERMS AND HEADINGS 21

29.	TENANT’S AUTHORITY 21

30.	COMMISSIONS 21

31.	TIME AND APPLICABLE LAW 21

32.	SUCCESSORS AND ASSIGNS 21

33.	ENTIRE AGREEMENT 22

34.	EXAMINATION NOT OPTION 22

35.	RECORDATION 22

36.	LIMITATION OF LANDLORD’S LIABILITY 22

37.	ACCESS 22

38.	COMMUNICATIONS EQUIPMENT 22

39.	COMPLIANCE WITH LAWS. 23

40.	CONTEST OF LEGAL REQUIREMENTS 23

41.	SIGNAGE 23

42.	WORK ON THE BUILDING OR LAND. 23

43.	ARBITRATION. 25

44.	FINANCIALS 26

45.	RIGHT OF FIRST REFUSAL 26
46.    SECURITY DEPOSIT………………………………………………………………… 35

EXHIBIT A: DESCRIPTION OF PREMISES
EXHIBIT A-1: DESCRIPTION OF LAND
EXHIBIT B: INTENTIONALLY DELETED
EXHIBIT C: INTENTIONALLY DELETED
EXHIBIT D: FORM OF SNDA -- MORTGAGE
EXHIBIT E: FORM OF GROUND LEASE ESTOPPEL CERTIFICATE
EXHIBIT F: FORM OF LEASEHOLD MORTGAGE

REFERENCE PAGES

BUILDING:	130 Royall Street, Canton, Massachusetts
LANDLORD:	130 ROYALL, LLC
LANDLORD’S ADDRESS:	130 ROYALL, LLC c/o HN Gorin 101 Huntington Avenue 5th Floor Boston, Massachusetts 02199 Attention: Kristian Gibson
LEASE REFERENCE DATE:	December___, 2013
TENANT:	Dunkin’ Brands, Inc.
TENANT’S ADDRESS:

Dunkin’ Brands, Inc.
130 Royall Street
Canton, MA 02021
Attention: Jason Maceda, Vice President, US Financial Planning & Field Treasury

With a copy to:

Dunkin’ Brands, Inc.
130 Royall Street
Canton, MA 02021
Attention: Christopher J. Egan, Director & Legal Counsel

PREMISES:
The land and building (the "Building") commonly known and numbered as 130 Royall Street, Canton, Massachusetts, including all improvements located thereon and all sidewalks and driveways and parking areas, as shown on the Plan attached hereto as Exhibit “A”. The land (the "Land") upon which the Building is located is described on Exhibit “A-1” attached hereto. The definition of the Premises may be modified pursuant to Article 5 of this Lease.

PERMITTED USE:
Office, kitchen and laboratory purposes and all activities normally incidental thereto or related to the conduct of Tenant’s business, including vending machines and food service for employees and guests and for all other lawful purposes normally associated with a first class office and/or research and development building.

COMMENCEMENT DATE:	January 1, 2014
RENT COMMENCEMENT DATE	January 1, 2014

TERM OF LEASE:	Commencement Date through December 31, 2029
EXPIRATION DATE:	December 31, 2029

OPTIONS TO EXTEND ANNUAL RENT (Article 3): Calendar Year 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029
Two (2) options to extend the Term for five (5) years each, as set forth in Section 2.2

Annual Rent   Monthly Installments

$2,625,000.00 $218,750.00
$2,712,500.00 $226,041.67
$2,800,000.00 $233,333.33
$2,887,500.00 $240,625.00
$2,975,000.00 $247,916.67
$3,062,500.00 $255,208.33
$3,150,000.00 $262,500.00
$3,150,000.00 $262,500.00
$3,150,000.00 $262,500.00
$3,150,000.00 $262,500.00
$3,150,000.00 $262,500.00
$3,675,000.00 $306,250.00
$3,675,000.00 $306,250.00
$3,675,000.00 $306,250.00
$3,675,000.00 $306,250.00
$3,675,000.00 $306,250.00

BUILDING RENTABLE AREA:	175,000 rentable square feet
TENANT ALLOWANCES:
$2,000,000 which will be offset in equal monthly installments against monthly payments of Annual Rent over the first seven (7) years of the Term, as set forth in greater detail in Article 4 of this Lease.

$3,000,000 payable in a lump sum between January 1, 2020 and December 31, 2021, as set forth in greater detail in Article 4 of this Lease.

$12,000 per year which will be offset in equal monthly installments against monthly payments of Annual Rent over the first seven (7) years of the Term, as set forth in greater detail in Article 4 of this Lease.

$670,000 which will be offset in monthly installments against monthly payments of Annual Rent over the second (2nd) and third (3rd) years of the Term, as set forth in greater detail in Article 4 of this Lease.

REAL ESTATE BROKER DUE COMMISSION:
Newmark Real Estate of Massachusetts, LLC c/o Newmark & Company Real Estate, Inc.

125 Park Avenue
New York, NY 10017
Attention: Neal Golden

With a copy to:
Newmark Southern Region, LLC
3424 Peachtree Road, NE, Suite 800
Atlanta, GA 30326
Attention: Bert Sanders

Security Deposit	$10,000.00

The Reference Page information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Page information and the Lease, the Lease shall control. This Lease includes Exhibits “A” through “F”, all of which are made a part of this Lease.

LANDLORD: 130 ROYALL, LLC By:________________________________ Title:_______________________________ Dated: December ____, 2013	TENANT: DUNKIN’ BRANDS, INC. By: Title: Dated: December ____, 2013

LEASE
By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises described on the Reference Page, together with all of Landlord’s interest in and to the appurtenances to the Land and in all streets, alleys and other public ways adjacent thereto. In addition to the foregoing, Landlord assigns to Tenant during the Term of this Lease (i) all development rights with respect to the Land and any such rights held by Landlord with respect to any property adjacent to the Land and (ii) all warranties and all assignable service and maintenance contracts, relating to the improvements on the Land for which Tenant shall have maintenance and/or repair obligations hereunder. The Reference Page, including all terms defined thereon, is incorporated as part of this Lease.
1.    DEFINITIONS; USE AND RESTRICTIONS ON USE.
1.1    Definitions. The following capitalized terms are defined as follows:
1.1.1    “Commencement Date” shall mean January 1, 2014.
1.1.2    “Default Rate” shall mean the lesser of (i) the Prime Rate plus three percent (3%) per annum or (ii) the greatest per annum rate of interest permitted from time to time under applicable law.
1.1.3    “Ground Lease” shall mean that certain Ground Lease dated September 28, 2000 by and between Boston Mutual Life Insurance Company ("Ground Lessor") and Royall Street LLC, as assigned to Landlord by that certain Assignment of Tenant’s Interest in Ground Lease dated December 8, 2000 by and between Royall Street LLC, as assignor, and LSF3 Royall Street, LLC, as assignee, recorded on January 10, 2001 as Instrument N. 2763.
1.1.4    “Prime Rate” shall mean the per annum interest rate publicly announced by State Street Bank or any successor thereof from time to time (whether or not charged in each instance) as its prime or base rate in Boston, Massachusetts.
1.1.5    “Rent Commencement Date” shall mean January 1, 2014.
1.1.6     “Treasuries” shall mean the ten-year U.S. Treasury note most recently issued prior to the Determination Date.
1.2    Use. The Premises are to be used solely for the Permitted Use stated on the Reference Page. Tenant shall not do or permit anything to be done in or about the Premises in violation of any law. Tenant shall not do or permit anything to be done on or about the Premises or bring into or keep anything in the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.
1.3    Restrictions on Use. Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials in violation of Environmental Laws. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes and may use Hazardous Materials in connection with the Permitted Use; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment in violation of Environmental Laws. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 28 harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney’s fees actually incurred) incurred by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 1.3.
1.4    Landlord represents and warrants:
1.4.1    That, to the best of Landlord’s knowledge, as of the Reference Date, neither the Land nor the Building contain asbestos or asbestos containing materials or any other Hazardous Materials in violation of Environmental Laws; and
1.4.2    that the Land is zoned Limited Industrial which use permits the use of the property for general office and research and development uses; and
1.5    Landlord agrees to indemnify and hold harmless Tenant from and against any claims, liabilities, costs, fines, damages and expenses (including reasonable attorneys' fees and costs actually incurred) arising from the inaccuracy of the foregoing representations.
2.    TERM.
2.1    This Lease shall govern the relationship between Landlord and Tenant with respect to the Premises from the Reference Date through the last day of the Term. The Term of this Lease shall begin on the Commencement Date (January 1, 2014) and shall continue until and including the Expiration Date (December 31, 2029) unless sooner terminated as hereinafter provided (such term, taking into account any such sooner termination, is herein referred to as the “Term”).
2.2    Options to Extend. Tenant shall have two (2) options (each a “Renewal Option”) to extend the Term for successive periods of five (5) years each following the end of the initial Term (each a “Renewal Period” and collectively the “Renewal Periods”), so long as this Lease is then in effect and no Event of Default by Tenant relating to any monetary obligation of this Lease exists at the time of the exercise of the applicable Renewal Option. In the event that Tenant desires to exercise its option to renew the Term for a Renewal Period, Tenant shall so notify Landlord in writing on or before the twelfth (12th) month prior to the last day of the Term. Upon the giving of such notice, this Lease and the Term hereof shall automatically be extended for five (5) years without the necessity for the execution of any other instrument in confirmation thereof except for a document memorializing the Annual Rent established as set forth in Section 3.3 below for the then extended Term. Notwithstanding the foregoing, Tenant's Renewal Options will not lapse because of Tenant's failure to exercise any Renewal Option unless Landlord gives Tenant notice that Tenant has failed to exercise such Renewal Option prior to the period provided above, and Tenant shall have failed to exercise such option within ten (10) days following Tenant's receipt of such notice. Annual Rent payable during the applicable Renewal Period, which shall be determined in the manner provided in Section 3.3 below, and the fact that there shall be no further option to extend beyond the second Renewal Period, each extension shall be upon all the same terms, conditions and provisions as contained in this Lease.
3.    RENT.
3.1    Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the monthly installment of Annual Rent then in effect on or before the first day of each full calendar month during the Term. The monthly installment of Annual Rent in effect at any time shall be one-twelfth of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the monthly installment of Annual Rent based upon a thirty (30) day month. Said monthly installments of Annual Rent shall be paid to Landlord, without deduction or offset and without notice or demand except as specifically set forth herein, at the Landlord’s address, as set forth on the Reference Page, or to such other person or at such other place as Landlord may from time to time designate in writing.
3.2    Tenant recognizes that late payment of any monthly installment of Annual Rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if any monthly installment of Annual Rent or any other sum is not paid within ten (10) days of the date when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the lesser of (i) four percent (4%) of the unpaid monthly installment of Annual Rent or other payment or (ii) the amount of the late charge paid by Landlord for such month pursuant to the Ground Lease and the then current Mortgage resulting from Tenant’s late payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive monthly period until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay any monthly installment of Annual Rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 18 in the event said monthly installment of Annual Rent or other payment is unpaid after the date due.
3.3    If Tenant shall extend the Term by exercising a Renewal Option pursuant to Section 2.2 above, the Annual Rent during the applicable Renewal Period shall be Market Rent (as defined below).
"Market Rent" shall be computed for the applicable Renewal Period at the then effective current rentals being charged to new tenants for buildings of comparable type and quality to that of the Building, taking into account and giving effect to, in determining comparability, without limitation, such considerations as size, location of premises, lease term, then current market tenant allowances and real estate tax and operating expenses, but Market Rent shall not take into account any "specialized" improvements to the Premises paid for by Tenant.
Landlord shall initially, no later than ninety (90) days prior to the commencement of the applicable Renewal Period, designate the Market Rent ("Landlord's Designation") for five year option period and shall furnish comparable data in support of such designation. If Tenant disagrees with Landlord's Designation of the Market Rent, then Tenant shall have the right, by written notice given within thirty (30) days after Tenant's receipt of Landlord's Designation (“Tenant’s Arbitration Notice”), to submit the determination of Market Rent to arbitration as set forth in Article 43 below. If for any reason the dispute between the parties as to Market Rent has not been resolved before the commencement of Tenant's obligation to pay Annual Rent based upon such Market Rent, then Tenant shall pay Annual Rent under the Lease in respect of the Premises based upon the current Annual Rent until either the agreement of the parties as to the Market Rent or the decision of the appraisers, as the case may be, at which time Tenant shall pay any underpayment of Annual Rent to Landlord or receive a credit against Annual Rent next becoming due for any overpayment of Annual Rent.
3.4    For purposes of clarification only, and not limitation, Landlord and Tenant agree that, except as otherwise set forth in this Lease, Tenant shall be solely responsible for the timely payment of all costs and expenses associated with its use and occupancy of the Premises including, but not limited to real estate taxes applicable to the Premises.
3.5    For purposes of clarification and for documenting the parties agreement related to all taxes associated with the Premises accrued prior to the date of this Lease, the parties expressly acknowledge and agree that both have paid their obligations to the other in full and, as such, neither owes or shall owe the other for any taxes accrued prior to the date of this Lease.
4.    TENANT ALLOWANCES.
4.1    Landlord agrees, as a material inducement to Tenant to execute this Lease, to pay to Tenant or to allow Tenant to offset against monthly installments of Annual Rent, the following Tenant Allowances:
4.1.3    a Two Million and 00/100 Dollar ($2,000,000.00) Tenant Allowance, which shall be credited in equal monthly increments against monthly installments of Annual Rent during the first seven (7) years of the Initial Term of this Lease.
4.1.4    a Three Million and 00/100 Dollar ($3,000,000.00) Tenant Allowance, which Landlord agrees to pay to Tenant in a lump sum payment during the period beginning on January 1, 2020 and ending on December 31, 2021; provided, however, that if Landlord sells the Premises, such sum shall become immediately due and payable to Tenant.
4.1.5    a Six Hundred Seventy Thousand and 00/100 Dollar ($670,000.00) Tenant Allowance, which shall be credited in equal monthly increments against monthly installments of Annual Rent during the second (2nd) and third (3rd) years of the Initial Term of this Lease as follows: Twenty-Six Thousand Six Hundred Sixty-Six and 66/100 Dollars ($26,666.66) per month during the second (2nd) year of the Initial Term of this Lease, and Twenty-Nine Thousand One Hundred Sixty-Six and 66/100 Dollars ($29,166.66) per month during the third (3rd) year of the Initial Term of this Lease.
4.1.4    a Twelve Thousand and 00/100 Dollar ($12,000.00) annual Insurance Allowance, which shall be credited in equal monthly increments against monthly installments of Annual Rent during the first seven (7) years of the Initial Term of this Lease (in addition to the credits set forth in Sections 4.1.1 and 4.1.3 above).

5.    OPTION TO EXPAND. Expansion of Premises. Tenant shall have the option (the “Expansion Option”) to construct an addition to the Building and/or expand the parking areas serving the Building (the “Expansion Space”), which expansion shall be constructed pursuant to the terms of this Article. Any Expansion Space added to the Building pursuant to this Article shall be subject to the terms and provisions of this Lease. In addition, Landlord expressly agrees that there will be no adjustment to the Annual Rent payable hereunder (during not only the Term, but also during and any and all extension(s) of the Term) should such Expansion Space be constructed by Tenant, it being agreed that, since Tenant will, if at all, be constructing the Expansion Space at its sole cost and expense, no Annual Rent will be charged for the Expansion Space. The Expansion Option may be exercised by Tenant’s notifying Landlord in writing of such exercise (the date of such notice is hereinafter referred to as the “Expansion Exercise Date”), which Expansion Notice shall be accompanied by conceptual and preliminary design plans showing the general layout and uses for the Expansion Space and general specifications. Tenant shall prepare and furnish to Landlord within sixty (60) days after the Expansion Exercise Date complete architectural drawings and specifications (hereinafter called the “Expansion Plans”). The Expansion Plans shall be prepared by a licensed architect retained by Tenant, which architect shall be subject to the reasonable approval of Landlord. Landlord agrees to review the Expansion Plans and in each case to approve same or state what changes, if any, Landlord requires therein within thirty (30) days after receipt thereof. If Landlord requires any changes, Tenant shall cause the Expansion Plans to be revised in accordance with any reasonable requirements of Landlord and to resubmit same to Landlord for Landlord’s review within fifteen (15) days after receipt of Landlord’s changes. In addition, Landlord may review said Expansion Plans and request changes therein during the course of preparation thereof by said architect and Tenant shall cause said architect to revise the Expansion Plans accordingly. The revisions and resubmissions shall continue until Landlord shall have approved the Expansion Plans (said approved Expansion Plans being hereinafter called the “Approved Plans”). Landlord’s approval of the Expansion Plans shall not constitute an opinion or agreement by Landlord that the proposed improvements are structurally sufficient or that the Approved Plans are in compliance with Legal Requirements (it being agreed that such compliance is solely Tenant’s responsibility). Tenant shall provide Landlord with two (2) sets of the Approved Plans and Landlord and Tenant shall execute counterparts thereof. The Approved Plans shall be final and shall not be changed by Tenant without the prior consent of Landlord. Tenant agrees to use diligent (commercially reasonable) efforts to obtain all necessary permits for development and construction of the Expansion Space, or so much thereof as the law and local rules and regulations shall allow, although the parties acknowledge that the laws and development environment at the time of the permitting for the Expansion Space may be more restrictive than at present. Landlord agrees to reasonably cooperate with Tenant regarding Tenant’s efforts to obtain permits, licenses and approvals pertaining to the Expansion Space. Tenant shall not be required to remove, alter, or demolish the Expansion Space at the expiration or earlier termination of this Lease except as to leave the Expansion Space in the same condition as is required for the Premises itself including, but not limited to, the requirements set forth in Section 6.3 and Article 26 of this Lease. Notwithstanding anything to the contrary contained in this Article 5, if Tenant expands the Premises as set forth herein and, as a direct result of the addition of such Expansion Space, Landlord’s rent under the Ground Lease increases, then Tenant shall be responsible for reimbursing Landlord for such increase (but solely to the extent the increase is directly attributable to the Expansion Space).

6.    ALTERATIONS TO THE PREMISES.
6.1    Alterations by Tenant. Tenant may, from time to time, at its own cost and expense, make such alterations, restorations, replacements or installations (hereinafter referred to as “Alterations”) in, or to the Premises as Tenant deems necessary or desirable. Notwithstanding the foregoing, Tenant shall not make any structural Alteration, the cost of which shall be in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) without first submitting plans and specifications for such Alteration to Landlord for Landlord’s approval. Landlord may only withhold its approval if the work described in such plans and specifications diminishes the structural integrity of the Building or if the value of the improvements in place after such Alteration by Tenant would be less than the value of the improvements in place prior to such Alteration. If Landlord does not either approve or state its reasonable objections to said plans and specifications (or any revisions thereof) within ten (10) business days after receipt thereof, then said plans and specifications (or revisions) shall be deemed approved by Landlord. All such Alterations shall remain the property of Tenant and in case of damage or destruction thereto by fire or other causes, Tenant shall have the right to recover the value thereof as its own loss from any insurance company with which it has insured the same, or to claim an award in the event of condemnation, notwithstanding that any of such things might be considered part of the Premises. Tenant may, at its option and expense, and at any time and from time to time, remove any such Alterations from the Premises provided that such removal is accomplished without material damage to the Premises or Tenant promptly repairs any such damage.
6.2    Compliance with Laws. All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord, including but not limited to, waivers of lien and surety company performance bonds (but only in the event the cost of the work exceeds One Million and No/100 Dollars ($1,000,000)) as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens.
6.3    Tenant’s Property. All alterations, additions, and improvements in, on, or to the Premises made or installed by Tenant, including carpeting, shall be and remain the property of Tenant during the Term but, excepting furniture, equipment, machinery, furnishings, movable partitions and other trade fixtures and personal property (“Tenant’s Property”), shall become a part of the realty and belong to Landlord without compensation to Tenant upon the expiration or sooner termination of the Term, at which time title shall pass to Landlord under this Lease as by a bill of sale. Upon election by Landlord with respect to any Non-Standard Alteration (as hereinafter defined) and provided Landlord informs Tenant of such election at the time Tenant requests approval of any alterations, Tenant shall, at Tenant’s sole cost and expense, forthwith and with all due diligence remove any such Non-Standard Alteration which are designated by Landlord to be removed prior to such alterations being made, and Tenant shall forthwith and with all due diligence, at its sole cost and expense, repair and restore any damage caused to the Premises by such removal. As used herein, the term “Non-Standard Alteration” shall mean and refer to any Alteration which is not normal and customary for general business or office use, such as raised flooring, fountains, swimming pools, etc. Tenant agrees that, at the expiration or earlier termination of the Term of this Lease, it shall remove from the Premises any Non-Standard Alteration(s) made to the Premises by Tenant including, but not limited to, Tenant’s research and development kitchen and the unique “Dunkin’ Donuts” and “Baskin-Robbins” mock-up restaurants that are located in the Building.
7.    REPAIRS.
7.1    Landlord’s Obligations. Landlord shall promptly repair, replace and maintain the structural portions of the Premises except to the extent that the repair, replacement or maintenance is the result of Tenant’s negligence or willful misconduct or is otherwise covered by Tenant’s insurance. Such structural portions of the Premises shall be defined to mean the roof, load supporting walls, foundation, and utility and sewer lines/systems to the extent located outside of the Building (provided, however, that if Tenant increased during the term of its prior lease or increases during the Term of this Lease the capacity of the utilities and/or sewer lines/systems during the Term of this Lease, Tenant shall be solely responsible for all costs and expenses associated with such alterations and repairs). Notwithstanding the foregoing, Landlord shall not be responsible for repairs associated with defects in any alterations or improvements performed by Tenant and Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.
7.2    Tenant’s Obligations. Tenant shall, at its sole cost and expense, repair, replace and maintain the exterior portions of the Premises (excluding the roof, load supporting walls, and foundations) including the parking lot, exterior paint, and exterior glass, and shall also repair, replace and maintain those interior portions of the Premises, including without limitation, the floors/carpeting, the Building Systems (i.e., plumbing, electrical, HVAC, utility and sewer lines and sprinkler systems) and, except for any obligations expressly imposed upon Landlord by the provisions hereof, Tenant, as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Upon termination of this Lease in any way, Tenant will yield up the Premises to Landlord in good condition and repair, reasonable wear and tear, loss by fire or other casualty (subject to Tenant’s obligations under Article 11) and repairs that are the responsibility of Landlord excepted.
7.3    No Abatement. Except as provided herein, there shall be no abatement of Annual Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business unless arising due to the gross negligence or willful misconduct of Landlord. Except to the extent, if any, prohibited by law or as otherwise provided herein, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.
8.    LIENS. Tenant shall keep the Premises, the Building and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall reasonably accept, Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall be considered additional rent and shall be payable to it by Tenant within twenty (20) days of demand.
9.    ASSIGNMENT AND SUBLETTING.
9.1    Tenant shall have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee and the relevant terms of any sublease or assignment.
9.2    Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.
9.3    In the event that Tenant sells, sublets, assigns or transfers this Lease to any Non-Affiliate (as hereinafter defined), Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below) when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant receives by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time after deducting all of Tenant's reasonable costs directly related to such sublease or assignment and the marketing thereof including, without limitation, brokerage commissions, reasonable legal fees, TI Work or allowances, free rent, and other such concessions, costs and expenses. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.
9.4    Notwithstanding the foregoing provisions of this Article 9, Tenant may, without Landlord’s consent, assign this Lease or sublet any portion or all of the Premises to any corporation, partnership, trust, association or other business organization directly or indirectly controlling or controlled by Tenant or to any successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant (collectively, an “Affiliate” and any entity which is not an Affiliate is herein referred to as a “Non-Affiliate”) or any Affiliate of Tenant.
10.    INDEMNIFICATION. Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its agents and employees, for loss or damage occurring to the Premises, including the Building, to the extent that the loss or damage is covered by Landlord’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its agents and employees, for loss or damage to Tenant’s furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof, to the extent that the loss or damage is covered by Tenant’s insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees. If either party shall become partially or wholly a self-insurer by inclusion of a deductible provision in its insurance policy or policies or by not maintaining insurance in an amount sufficient to prevent such party from becoming a co-insurer under the usual co-insurance clause or by not maintaining insurance in such amounts required under the provisions of this Lease, then it shall be deemed for the purpose of the foregoing waivers that any loss or damage suffered by such party was covered by said party’s insurance to the extent that it would have been so covered had said party maintained standard all-risk fire and extended coverage insurance in an amount sufficient to prevent such party from becoming a co-insurer under the usual co-insurance clause pursuant to a policy or policies containing no deductible provision.
11.    INSURANCE.
11.1    Tenant’s Insurance. Tenant shall keep in force throughout the Term: (a) causes of loss-special form (formerly “all risk”) property insurance covering the Premises in amounts at least equal to the full replacement cost thereof; (b) commercial general liability insurance applicable to the Premises with a limit of not less than $2,000,000.00 per occurrence and not less than $5,000,000.00 in the annual aggregate, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (c) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (d) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute; (e) Employer’s Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (f) causes of loss-special form (formerly “all risk”) property insurance, protecting Tenant against loss of or damage to Tenant’s Property and other business personal property situated in or about the Premises to the full replacement value of the property so insured; (g) boiler and machinery insurance (to the extent currently held by Tenant as of the date of this Lease); and (h) flood and earthquake insurance (to the extent currently held by Tenant as of the date of this Lease) provided, however, that Tenant may elect to self-insure with respect to the insurance required with respect to such insurance. Additionally, coverage for liability in excess of the amounts required above up to a $5,000,000 aggregate shall be provided under a blanket excess insurance policy provided that a primary policy providing coverage for liability of at least $1,000,000 remains in effect.
11.2    Landlord’s Insurance. Landlord shall keep in force throughout the Term: commercial general liability insurance with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate or such larger amount as prudent landlords in the Boston metropolitan area carry in similar circumstances; (b) Employer’s Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease each employee, in an amount of not less than $5,000,000; and (c) insurance protecting against liability under Worker’s Compensation Laws with limits at least as required by statute.
11.3    Each of the aforesaid policies shall (a) name the Landlord and Tenant (and Ground Lessor where appropriate) as their interests may appear; (b) be issued by an insurance company with a minimum Best’s rating of “A-: VII” during the Term; and (c) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to the other party; and said policy or policies, duplicate originals or certificates thereof shall be delivered to the other party upon the Rent Commencement Date and at least thirty (30) days prior to each renewal of said insurance. Any insurance required hereunder may be provided under such blanket policies as are then customary for comparable buildings, provided that the coverage allocated to the Premises is not less than the coverage contemplated by this Lease as separately stated in this Article. Additionally, coverage for liability in excess of the amounts required above up to a $5,000,000 aggregate shall be provided under a blanket excess insurance policy provided that a primary policy providing coverage for liability of at least $1,000,000 remains in effect.
11.4    Whenever either party shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”), the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act; and the policies of or certificates evidencing such insurance must be delivered to the other party prior to the commencement of any such Work. The aforesaid coverage may be maintained by the general contractor performing the work.
12.    WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive any and all rights of recovery, claim, action or cause of action against each other, their respective agents, officers and employees, for any loss or damage that may occur to the Premises and to all property, whether real, personal or mixed, located on the Premises or in the Building, by reason of fire, the elements or any other cause normally insured against under the terms of standard all-risk fire and extended coverage insurance policies of the type prescribed from time to time for use in respect of the Building, regardless of the cause or origin, including negligence of the parties hereto, their respective agents and employees. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver and shall provide the other with reasonable evidence of its insurance carrier’s consent to such waiver of subrogation.
13.    ELECTRICITY. Tenant shall pay for all electric service to the Premises directly to the utility company furnishing such electric service to the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers.
14.    HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be, for the first thirty (30) days of any such holdover, 125% of the amount of the Annual Rent for the last period prior to the date of such termination plus 100% of all additional rent under Article 3, and for any period thereafter, 150% of the amount of the Annual Rent for the last period prior to the date of such termination plus 100% of all additional rent under Article 3, in either case prorated on a daily basis, and a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.
15.    SUBORDINATION; NONDISTURBANCE; ATTORNMENT.
15.1    Subordination. Landlord may, from time to time, grant deeds of trust, mortgages or other security interests covering its estate in the Premises (herein, collectively, a “Mortgage”). Subject to the provisions of the following Sections, Tenant agrees that this Lease shall be subject and subordinate at all times to each Mortgage; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument.
15.2    Ground Lease. Tenant acknowledges that this Lease is subject and subordinate to the Ground Lease, provided, however, that within thirty (30) days after the execution hereof, Landlord shall deliver to Tenant a Ground Lease Estoppel Certificate (the “Ground Lease Estoppel”) from Ground Lessor substantially in the form of Exhibit “E” attached hereto and incorporated herein by this reference and simultaneously with the execution hereof Landlord shall deliver to Tenant a Leasehold Mortgage in the form of Exhibit F attached hereto (the "Qualifying Leasehold Mortgage") executed by Landlord which shall entitle Tenant to all of the rights (including, without limitation, notice and cure rights) of the holder of a Qualifying Leasehold Mortgage under Section 4.02 of the Ground Lease. In the event that Landlord fails to deliver the Ground Lease Estoppel within thirty (30) days after the Reference Date, Tenant may terminate this Lease upon written notice to Landlord within thirty (30) days thereafter. Upon execution of such Qualifying Leasehold Mortgage, Landlord shall cause such instrument to be recorded in the Norfolk County Registry of Deeds. Landlord expressly acknowledges and agrees that Landlord is solely responsible for any and all rents and other charges due under the Ground Lease and that Tenant has no responsibility for any charges due thereunder (directly or by way of pass-through) subject, however, to the terms of the final sentence contained in Article 5 (related to Expansion Space).
15.3    Nondisturbance. Within thirty (30) days after execution hereof, Landlord shall deliver to Tenant a Subordination, Nondisturbance and Attornment Agreement in a form reasonably satisfactory to Tenant (the “SNDA”) executed by Landlord and Existing Mortgagee. The subordination of this Lease to any subsequent Mortgage is conditioned upon the holder thereof expressly agreeing in such SNDA that (i) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such shall be required by law in order to perfect the proceeding; (ii) enforcement of any Mortgage shall not terminate or modify this Lease or any provision of this Lease or disturb Tenant in the possession and use of the Premises (except in the case where Tenant is in default beyond the period, if any, provided in this Lease to remedy such default), or where mortgagee or its successor will provide Tenant with a new lease on the same terms and conditions as are contained herein, (iii) provided that Landlord or Tenant does not terminate this Lease as a result of a casualty or the exercise of eminent domain, proceeds and awards shall first be applied to the repair, alteration and restoration of the Premises, as provided in this Lease, before being applied to the debt secured by the Mortgage; and (iv) any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage shall be bound to Tenant, under all the terms, covenants and conditions of this Lease for the balance of the Term, including any extended Term, with the same force and effect as if such party were the original Landlord under this Lease. In the event that Landlord fails to deliver such SNDA to Tenant within such thirty (30) day period, Tenant shall have the right to terminate this Lease by written notice to Landlord.
15.4    Attornment. Subject to the provisions of the preceding Section, Tenant agrees to recognize and attorn to any party succeeding to the interest of Landlord as a result of the enforcement of any Mortgage or any termination of the Ground Lease, and to be bound to such party under all the terms, covenants and conditions of this Lease, for the balance of the Term, including extended Terms, with the same force and effect as if such party were the original Landlord under this Lease.
15.5    Confirming Agreement. Upon the request of Landlord and at no expense to Tenant, Tenant agrees to execute and deliver a subordination, attornment and nondisturbance agreement incorporating the provisions of this Article and otherwise in form reasonably acceptable to Tenant.
15.6    Existing Mortgage. Landlord represents and warrants to Tenant that there is no Mortgage presently affecting the Premises which is superior or senior to this Lease which could result in the termination of this Lease if enforced other than that certain mortgage (the “Existing Mortgage”) by and between Landlord and Boston Federal Savings Bank (the “Existing Mortgagee”).
16.    INTENTIONALLY OMITTED..
17.    REENTRY BY LANDLORD.
17.1    Landlord reserves and shall at all times during normal business hours have the right to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or, during the last year of the Term, to tenants
17.2    Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises, provided, however, Landlord shall always make good faith reasonable attempts to have a Tenant representative present. As to any portion to which access cannot be had by means of a key or keys, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord as additional rent upon demand.
18.    DEFAULT BY TENANT AND LANDLORD REMEDIES.
18.1    Default by Tenant. Except as otherwise provided in Article 0, the following events shall be deemed to be “Events of Default” under this Lease:
18.1.1    Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any monthly installment of the Annual Rent reserved by this Lease, or any other payment or reimbursement to Landlord required by this Lease, and such failure shall continue for a period of seven (7) days after written notice that such payment was not made when due, but if within any twenty-four (24) month period commencing with the date of the first notice, Landlord shall give two (2) such notices, then thereafter for the remainder of such twenty-four (24) month period, the failure to pay within seven (7) days after due any additional sum of money becoming due to be paid to Landlord under this Lease shall be an Event of Default without notice.
18.1.2    Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant; provided, however, that if such cure cannot be reasonably performed within such thirty (30)-day period, Tenant shall have a reasonable period of time to complete such cure so long as Tenant commences the cure within such 30-day period and thereafter diligently pursues such cure to completion. As used herein, the term “hazardous condition” shall mean and refer to a condition of the Premises which causes immediate threat of serious bodily injury or substantial property damage.
18.1.3    Tenant shall file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.
18.1.4    A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.
18.2    Landlord’s Remedies.
18.2.1    Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18.1, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:
18.2.2    Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.
18.2.3    Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess the Premises as Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to Annual Rent or any other right given to Landlord under this Lease or by operation of law.
18.2.4    Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all Annual Rent, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the Annual Rent reserved in this Lease (discounted at 9.5%) for the residue of the stated Term of this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue and minus any remaining Tenant Allowances that are at that time outstanding; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants but without any duplication for any other items of recovery under this Article 18, and the estimated expenses described in Section 18.2.5 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.
18.2.5    Upon any termination of Tenant’s right to possession only without termination of the Lease:
(i)    Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 18.2.3 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay Annual Rent under this Lease for the full Term, and if Landlord so elects Tenant shall pay damages as set forth in Section 18.2.3 forthwith to Landlord.
(ii)    Landlord shall use good faith efforts to relet the Premises or any part thereof for such rent and upon such terms as Landlord, in its sole but reasonable discretion, shall determine (including the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet the Premises as a part of a larger area, and the right to change the character or use made of the Premises). In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises to return the same to the condition required as if this Lease had expired by its natural terms, and Tenant shall, upon demand, pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord (provided, however, that with respect to any lease which extends beyond the originally scheduled expiration date hereof, such costs and expenses shall be prorated and Tenant shall be responsible only for a reasonable allocation of such costs and expenses to the original Term hereof). Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a creditworthiness reasonably acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 0.
(iii)    Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 0, Tenant shall pay to Landlord upon demand the full amount of all Annual Rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, to return the same to the condition required as if this Lease had expired by its natural terms, and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.
18.3    Landlord may, at Landlord’s option, enter into and upon the Premises during normal business hours if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom except in the event of Landlord’s negligence or intentional misconduct.
18.4    If, on account of any breach or default by Tenant or Landlord under the terms and conditions of this Lease, it shall become necessary or appropriate for either party to employ with an attorney to enforce or defend any of its rights or remedies arising under this Lease, the losing party agrees to pay all of the prevailing party’s reasonable attorney’s fees so incurred. Tenant and Landlord expressly waive any right to trial by jury.
18.5    Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any Annual Rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.
18.6    No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of Annual Rent or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.
18.7    Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises and notice to Tenant shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.
18.8    Tenant agrees that, if due to an Event of Default, Landlord terminates this Lease as set forth above such that all of Tenant’s obligations set forth in this Lease including, but not limited to, Tenant’s obligation to pay Rent and other charges due hereunder are terminated in full as of the date of such termination, Tenant shall not be entitled to (i) collect any “Tenant Allowances” (as described in the “Reference Pages” and Article 4 of this Lease) that at that time have not been credited to Tenant, (ii) any proceeds described in Section 24.2 of this Lease pertaining to Landlord’s subsequent sale of the Premises, (iii) exercise its Right of First Refusal as set forth in Article 45 of this Lease pertaining to Landlord’s subsequent receipt of an Offer (as defined below) for the purchase of the Premises; and (iv) Tenant will forthwith issue a discharge as it relates to the Leasehold Mortgage.

19.    DEFAULT BY LANDLORD AND TENANT REMEDIES.
19.1    Default by Landlord. If (i) Landlord shall fail to pay any sum of money to be paid by Landlord hereunder, and shall not cure such failure within thirty (30) days after Tenant gives Landlord written notice thereof; or (ii) Landlord shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of any sum of money to be paid by Landlord hereunder), and shall not cure such failure within thirty (30) days after Tenant gives Landlord written notice thereof (but forthwith if the failure involves a hazardous condition), or if such failure shall be incapable of cure within thirty (30) days, Landlord shall not commence to cure such failure within such thirty (30) day period, and continuously prosecute the performance of the same to completion with due diligence, then Landlord shall be in default under this Lease.
19.2    Tenant’s Remedies. If Landlord is in default under this Lease, Tenant may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any notice (except as specifically provided herein) or demand whatsoever and without prejudice to any other remedy which it may have, (i) bring an action (either through judicial action or through Arbitration as set forth in Article 43) against Landlord to recover from Landlord all damages suffered, incurred or sustained by Tenant (including, without limitation, court costs and reasonable attorneys’ fees actually incurred) as a result of, by reason of or in connection with such default, and/or to obtain specific performance of Landlord’s obligations under this Lease, (ii) after reasonable notice take whatever action Landlord is obligated to do under the terms of this Lease in which event Landlord shall reimburse Tenant on demand for any expenses, including without limitation, reasonable attorneys’ fees actually incurred, which Tenant may incur in taking such action. In the event that Tenant obtains the entry of a judgment against Landlord either following Arbitration pursuant to Article 43 or judicial action, and in such event Landlord fails to pay such judgment within thirty (30) days following the date of entry of such judgment together with interest thereon from the date of the judgment at the Default Rate: (i) Tenant may within a period of thirty (30) days thereafter terminate this Lease by giving Landlord written notice of such termination, in which event this Lease shall be terminated at the time designated by Tenant in its notice of termination to Landlord; or (ii) Tenant may set off against and deduct from the Annual Rent or other amounts due under this Lease the amount of any damages suffered, incurred or sustained by Tenant as a result of, by reason of or in connection with such default. Tenant agrees that if it shall commence any action against Landlord described in this Section 19.2, it shall simultaneously provide a copy of its complaint in such action to any mortgagee holding a mortgage on the Premises of whom Tenant shall have received notice of such mortgage.
19.3    Landlord's Default (as tenant) Under Ground Lease. Landlord covenants with Tenant that it will pay all rent due and perform all of its obligations under the Ground Lease. In addition to its rights set forth in this Article 19 above, in the event of any default by Landlord in the payment of rent or otherwise under the Ground Lease for which Tenant shall receive notice as required under the Ground Lease, either as the holder of a Qualifying Mortgage or otherwise, Tenant shall have the right to make payment of Rent or other amounts due under the Ground Lease to the Ground Lessor or take such other action as shall be required to cure such default, and Tenant shall then have the right, immediately after notice of such payment or action to Landlord and without the need for any judicial action or arbitration, to offset any such payments or the cost of any such other action necessary to cure such default against the payment of Annual Rent (or other charges due hereunder).
20.    TENANT’S BANKRUPTCY OR INSOLVENCY.
20.1    If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):
20.1.1    Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:
(i)    Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.
(ii)    Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Annual Rent an amount equal to three (3) months’ Annual Rent and other monetary charges accruing under this Lease; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.
(iii)    The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.
(iv)    Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.
21.    QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the Annual Rent and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation subject to the terms and provisions of this Lease.
22.    CASUALTY.
22.1    In the event the Building or the Premises are damaged by fire or other cause, to the extent Tenant receives insurance proceeds related thereto, Tenant shall forthwith repair the same to the condition existing prior to such casualty and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in monthly installments of Annual Rent from the date of such damage. Such abatement of monthly installments of Annual Rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Building and/or Premises from time to time.
22.2    If such repairs cannot, in Tenant’s reasonable estimation, be made within one hundred eighty (180) days, Tenant shall have the option of giving Landlord, at any time within sixty (60) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises, all rights of the Tenant under this Lease (including Tenant’s right to collect future not yet accrued Tenant Allowances under Article 4 and Tenant’s right to exercise its Right of First Refusal under Article 45), and all obligations of the Tenant under this Lease (including, without limitation, the obligation to pay Rent and all other charges due hereunder) shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term and Tenant shall turn over to (or assign to) Landlord the insurance proceeds which Tenant receives as a result of such damage. In the event that Tenant does not exercise its option to terminate this Lease, then Tenant shall promptly repair or restore such damage to the Building and/or Premises, this Lease continuing in full force and effect, and the Annual Rent hereunder shall be proportionately abated as provided in Section 22.1.
22.3    Except with respect to items insured by or required to be insured by Landlord pursuant to Article 11 of this Lease, Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any of the Building and/or Premises and/or Tenant’s Property. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building and/or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.
22.4    Notwithstanding anything to the contrary contained in this Article, if material damage to the Building and/or Premises shall occur during the last twenty-four (24) months of the Term, Tenant may terminate this Lease by written notice to Landlord given within thirty (30) days after the date of such damage, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term. As used in this Section 22.4, the term “material damage” shall mean and refer to damage to twenty percent (20%) or more of the Premises such that Tenant cannot reasonably conduct business in such portion of the Premises. If Tenant shall so elect to terminate this Lease, Tenant shall turn over to (or assign to) Landlord the insurance proceeds which Tenant receives as a result of such damage.
22.5    In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises.
23.    EMINENT DOMAIN. If all or any substantial part of the Premises, or any means of access, shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, Tenant shall have the right, at its option, of giving Landlord, at any time within thirty (30) days after such taking, notice terminating this Lease effective as of the date of such taking. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises, all rights of the Tenant under this Lease (including Tenant’s right to collect future not yet accrued Tenant Allowances under Article 4 and Tenant’s right to exercise its Right of First Refusal under Article 45), and all obligations of the Tenant under this Lease (including, without limitation, the obligation to pay Rent and all other charges due hereunder). If Tenant shall not so elect to terminate this Lease, the Annual Rent thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Tenant, at its election and if permitted by the condemning authority, may make a separate claim with the condemning authority for (i) any moving expenses incurred by Tenant as a result of such condemnation; (ii) the unamortized costs incurred and paid by Tenant in connection with any Alteration or improvement made by Tenant to the Premises (other than those paid for with the Tenant Improvement Allowance or Additional Costs); and (iii) the value of Tenant’s property taken. If Tenant shall not be permitted to make a separate claim in such proceeding, Landlord shall prosecute all claims in such proceeding on behalf of both Landlord and Tenant in which event Tenant may, if it so elects and at its expense, join with Landlord in such proceeding, retain counsel, attend hearings, present arguments and generally participate in the conduct of the proceedings and all compensation awarded for any taking, whether for the whole or any portion of the Premises shall be apportioned between Landlord and Tenant as set out in this Article.
24.    SALE BY LANDLORD.
24.1    Subject to Tenant’s Right of First Refusal as described in Article 45 of this Lease, in event of a sale or conveyance by Landlord of the Premises, provided that the Landlord is not in breach of any of its obligations on the date of such sale or conveyance, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease with respect to such future liability. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided such purchaser or assignee recognizes Tenant’s rights under this Lease. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.
24.2    In addition to the foregoing, in the event of a sale or conveyance by Landlord of the Premises at any point during the Term (including, but not limited to as sale or conveyance to Tenant or an affiliate of Tenant), Landlord agrees that Tenant shall receive fifteen percent (15%) of the gross sales price to the extent the gross sales price (i.e., no costs or expenses whatsoever to be deducted from such gross sales price) exceeds Thirty-Two Million Five Hundred Thousand and 00/100 Dollars ($32,500,000.00).

25.    ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the Annual Rent and other sums payable under this Lease have been paid; (d) Tenant has no knowledge of any current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 0 may be relied upon by any mortgagee, beneficiary or purchaser. Landlord agrees to provide a similar statement to Tenant within ten (10) days following any written request by Tenant.
26.    SURRENDER OF PREMISES.
26.1    At the end of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises in good condition and repair, reasonable wear and tear, loss by fire or other casualty and repairs that are the responsibility of Landlord excepted. Tenant shall remove all of Tenant’s Property from the Premises at the expiration or termination of the Term and shall repair any damage to the Premises caused by the removal of such.
26.2    All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.
27.    NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted personally, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Page, or at such other address as it has then last specified by written notice delivered in accordance with this Article 0, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.
28.    DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord and its managers, officers and employees. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.
29.    LANDLORD’S AND TENANT’S AUTHORITY. If Tenant or Landlord signs as a corporation each of the persons executing this Lease on behalf of such party represents and warrants that such party has been and is qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Tenant or Landlord signs as a partnership, limited liability company, trust or other legal entity, each of the persons executing this Lease on behalf of Tenant represents and warrants that such party has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the state and that such entity on behalf of such party was authorized to do so by any and all appropriate partnership, company, trust or other actions. Tenant and Landlord agree to furnish to the other promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing its due authorization to enter into this Lease.
30.    COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Page, and each party agrees to indemnify and hold harmless the other party against any claims, loss, damages or expenses or liability for any commission or fees which may be claimed by any broker, finder or other similar party by reason of any actions of the indemnifying party. Notwithstanding anything to the contrary contained herein, Landlord is solely responsible for any and all commission(s) due to the Real Estate Broker set forth on the Reference Page. Landlord agrees herby to pay the Real Estate Broker Two Million One Hundred Sixty Thousand and 00/100 Dollars ($2,160,000.00) in lawful money of the United States (“Commission”). The Commission shall be earned upon the full execution of this Lease and the satisfaction of the SNDA requirement set forth in Section 15.3 of this Lease; and paid to Real Estate Broker as follows: One Million Eighty Thousand and 00/100 Dollars ($1,080,000.00) payable on January 1, 2014, and One Million Eighty Thousand and 00/100 Dollars ($1,080,000.00) payable on January 1, 2015.
31.    TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.
32.    SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.
33.    ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.
34.    EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord.
35.    RECORDATION. Tenant shall not record or register this Lease, but Landlord agrees to enter into a notice of lease suitable for recording which Tenant may register or record and shall pay all charges incident to such recording or registration.
36.    LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Premises, including any rents, insurance proceeds, sale or transfer proceeds, condemnation awards or other similar interests. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, its investment manager, the general partners thereof, or any beneficiaries, stockholders, employees, managers, members, or agents of Landlord or the investment manager.
37.    ACCESS. Access to the Premises shall be available to Tenant twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.
38.    COMMUNICATIONS EQUIPMENT. Tenant shall have the right, at the Tenant's sole cost and expense (but without charge by Landlord), to install, maintain and remove on the roof of the Building in a location or locations approved by Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) satellite dishes or other similar devices, such as antenna, for the purpose of receiving and sending radio, television, computer, telephone or other communication signals (and including the installation of all necessary cables, wires and transformers). Any such satellite dishes or other similar devices and the cables, wires and transformers related thereto are referred to "Communications Equipment." In such event, the Tenant shall advise the Landlord at least ten (10) business days in advance of the planned installation of such Communications Equipment and shall comply with all applicable laws, rules and regulations and any reasonable request of Landlord with respect to the installation thereof. Tenant shall be responsible for any damage to the Building or Land caused by installing or maintaining the Communications Equipment. At the expiration or earlier termination of the Lease, Tenant, at its expense, shall remove the Communications Equipment. The reasonable cost of any work required to restore the roof or any other part of the Building or Land from any damage occasioned by the installation, maintenance or removal of the Communications Equipment shall be borne by Tenant. The installation, maintenance and removal of the Communications Equipment shall be subject to the obligations imposed upon the Tenant in the Lease with respect to the Tenant's use and occupancy of the Premises; provided, however, that there shall be no additional consideration due from Tenant with respect to the rights granted to Tenant pursuant to this Article 38.
39.    COMPLIANCE WITH LAWS.
39.1    Tenant’s Compliance with Laws. Tenant, at its expense, shall comply with any valid and applicable laws, rules, orders, ordinances, regulations and other requirements, present or future, including without limitation all present and future fire and safety laws, environmental laws, regulations, and codes (collectively, “Legal Requirements”), affecting Tenant’s particular use of the Premises, that are promulgated by any governmental authority or agency having jurisdiction, to the extent Tenant shall be legally required to do so. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs to the Premises (or any changes or repairs of any nature to the Building) unless necessitated by reason of a particular use by Tenant of the Premises. Tenant agrees to indemnify and hold harmless Landlord from and against any claims, liabilities, costs, fines, damages and expenses (including reasonable attorneys' fees and costs actually incurred at all tribunal levels) arising from Tenant’s failure to comply with the foregoing requirements and representations.
39.2    Landlord’s Compliance with Laws. Landlord shall be responsible for complying with all Legal Requirements affecting the Premises (to the extent that Tenant is not required to comply therewith as above provided) or relating to the Land or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder. If Landlord receives a notice of violation (other than as a result of the acts or omissions of Tenant or its agents, employees, or contractors) of any Legal Requirement with respect to the Premises or any part thereof (except with respect to compliance with the Americans with Disabilities Act and the Massachusetts Architectural Access Board regulations), then the work required to bring the applicable item into compliance will be performed by Landlord, at its expense (and shall not be passed‑through as additional rent). Landlord agrees to indemnify and hold harmless Tenant from and against any claims, liabilities, costs, fines, damages and expenses (including reasonable attorneys' fees and costs actually incurred at all tribunal levels) arising from Landlord's failure to comply with the foregoing requirements and representations.
40.    CONTEST OF LEGAL REQUIREMENTS. Either party, at its expense and by appropriate proceedings diligently prosecuted, may contest the validity or applicability to such party of any Legal Requirement, and may postpone its compliance therewith until such contest shall be decided, provided that such postponement does not subject the other party or the Premises to loss or damage or require that the Premises be vacated.
41.    SIGNAGE. Tenant shall have the exclusive right to install such signs on the Land and attach such signs to the Building as Tenant may deem appropriate to identify the Building as Tenant’s headquarters, provided the same are in compliance with law, are purchased and installed at the sole cost and expense of Tenant and are removed from the Premises at the expiration or earlier termination of the Term, the location, size, material and design of such signs to be determined by Tenant in its sole discretion. Tenant shall maintain and keep such signage in good repair during the Term of this Lease.
42.    WORK ON THE BUILDING OR LAND.
42.1    Standards for Performance. Whenever in this Lease Landlord or Tenant is permitted or required to maintain and repair, or make additions, alterations, substitutions or replacements, or reconstruct or restore the Premises, such party shall cause such work (the “Work”) to be done and completed in a good, substantial and workmanlike manner, free from faults and defects, and in compliance with all Legal Requirements, and shall utilize only new first-class materials and supplies. The party performing such work shall be solely responsible for construction means, methods, techniques, sequences and procedures, and for coordinating all activities related to the Work, and the other party shall have no duty or obligation to inspect the Work, but shall have the right to do so.
42.2    Completion of Work. Whenever Landlord or Tenant is required to perform any Work upon the Premises, such party shall promptly commence the Work and, once the Work is commenced, diligently and continually pursue the completion of the Work within a reasonable time. The party performing such Work shall supervise and direct the Work utilizing its best efforts and reasonable care, and shall assign such qualified personnel to the Work as may be necessary to cause the Work to be completed in an expeditious fashion.
42.3    Payment of Costs and Expenses. The party performing such Work shall (i) provide and pay for all labor, materials, goods, supplies, equipment, appliances, tools, construction equipment and machinery and other facilities and services necessary for the proper execution and completion of the Work; (ii) promptly pay when due all costs and expenses incurred in connection with the Work; (iii) pay all sales, consumer, use and similar taxes required by law in connection with the Work; (iv) secure and pay for all permits, fees and licenses necessary for the performance of the Work; and (v) at all times maintain the Premises free and clear from any and all liens, claims, security interests and encumbrances arising from or in connection with the Work, including, without limitation, liens for materials delivered, supplied or furnished, or for services or labor performed or rendered. All materials, supplies, goods, appliances and equipment incorporated in the Work shall be free from any liens, security interests or title retention agreements, other than the lien or security interest (if any) of the holder of any mortgage, deed of trust or other security instrument laced upon the Premises by Landlord. However, nothing contained in this Section 42.3 is intended to restrict or affect any right the party performing such Work may otherwise have under this Lease for reimbursement of any costs or expenses incurred in connection with such Work.
42.4    Indemnification. The party performing such Work shall (i) be responsible for the acts and omissions of all of its employees and all other persons performing any of the Work; (ii) be responsible for initiating, maintaining and supervising all necessary safety precautions and programs in connection with the Work; (iii) take all reasonable precautions for the safety of, and provide all reasonable protection to prevent damage, injury or loss to, the Work, all persons performing the Work, all other persons who may be involved or affected by the Work, all materials and equipment to be incorporated in the Work and all other property in the Building or on the Land; (iv) purchase and maintain in full force and effect, or cause its contractors and subcontractors to purchase and maintain in full force and effect, such insurance (if any) in addition to that otherwise required of such party under this Lease as may be necessary to protect such party from claims under worker’s compensation acts and other employee benefit acts, from claims for damages because of bodily injury, including death, and from claims for damage to property which arise out of performance of the Work. Such additional insurance policies, if any, shall meet the requirements set forth elsewhere herein with respect to the insurance policies otherwise required to be obtained and maintained by such party under this Lease. The party performing such Work shall pay and shall indemnify and save the other party and its officers, employees and agents harmless from all liabilities, damages, losses, costs, expenses, causes of action, suits, claims, demands and judgments of any nature arising out of, by reason of or in connection with the Work.
43.    ARBITRATION. All disputes, actions or proceedings brought by either Landlord or Tenant in connection with (i) a contractual claim under the terms of this Lease (including without limitation claims concerning alleged defaults or breaches and remedies with respect thereto and interpretation of the provisions hereof) and (ii) a specific dispute designated as an arbitrable matter in this Lease shall be determined by Arbitration. All other disputes, actions or proceedings, including without limitation (1) any request for emergency injunctive or equitable relief (including temporary restraining orders) or (2) claims concerning fraud or tort, or (3) any dispute regarding the Landlord's or Tenant's right to terminate the Lease, shall be brought in the appropriate judicial forum, unless otherwise agreed to by the parties hereto in their sole discretion. To the extent the provisions of this Article 43 vary from or are inconsistent with the rules of the American Arbitration Association or any other arbitration tribunal, the provisions of this Article 43 shall govern. All arbitrations shall occur at a location in Boston, Massachusetts, chosen by the arbitrators and except to the extent that a different procedure is set forth in this Article 43, shall be conducted pursuant to the rules of the American Arbitration Association (or the successor organization, or if no such organization exists, then from an organization composed of persons of similar professional qualifications). The party desiring such arbitration shall give notice to that effect to the other party and simultaneously therewith also shall give notice to the director of the Boston, Massachusetts regional office of the American Arbitration Association (or the successor organization, or if no such organization exists, then from an organization composed of persons of similar professional qualifications), requesting that such organization to select, as soon as possible but in any event within the next thirty (30) days, three arbitrators with, if reasonably possible, recognized expertise in the subject matter of the arbitration. The arbitrators shall be selected in accordance with the applicable rules of the American Arbitration Association. At the request of either party, the arbitrators shall authorize the service of subpoenas for the production of documents or attendance of witnesses. Within thirty (30) days after their appointment, the arbitrators so chosen shall hold a hearing at which each party may submit evidence, be heard, and cross-examine witnesses, with each party having at least ten (10) days advance notice of the hearing. The hearing shall be conducted such that each of Landlord and Tenant shall have reasonably adequate time to present oral evidence or argument, but either party may present whatever written evidence it deems appropriate prior to the hearing (with copies of any such written evidence being sent to the other party). In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be made available in the same manner as hereinbefore provided. The decision of the arbitrators so chosen shall be given within a period of thirty (30) days after said hearing and shall include the arbitrator's conclusions of law and findings of fact. The decision in which any two arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties and shall be the basis for a judgment entered in any court of competent jurisdiction. The fees and expenses of arbitration under this Article shall be borne equally by Landlord and Tenant. Landlord and Tenant may at any time by mutual agreement discontinue arbitration proceedings and themselves agree upon any such matter submitted to arbitration.
Notwithstanding the foregoing, if the purpose of the arbitration is to determine the Market Rent, then the following provisions shall apply:
(i)    Each arbitrator shall be a member of the American Institute of Real Estate Appraisers (or the successor organization, or if no such organization exists, then from an organization composed of persons of similar professional qualifications), with the designation of M.A.I. and with not less than ten (10) years’ experience appraising commercial properties in downtown Boston, Massachusetts.
(ii)    Within thirty (30) days after the conclusion of the hearing, the arbitrators shall again meet and simultaneously disclose in writing their respective determinations of the Market Rent. If the determinations of at least two of the arbitrators shall be identical in amount, said amount shall be the Market Rent. If the determinations of at least two of the arbitrators shall not be identical in amount, then the Market Rent shall be the average of the two closest determinations of the Market Rent. Any such determination of the Market Rent shall be binding and conclusive upon Landlord and Tenant.
(iii)    If the decision of the arbitrators under this Article shall be held by a court of competent jurisdiction to be unenforceable for any reason (Landlord and Tenant hereby affirmatively stating it is their intent and agreement that the decision of the arbitrators will be legally enforceable as to them), then the matters submitted to arbitration shall be subject to litigation exclusively in the courts of the Commonwealth of Massachusetts, Landlord and Tenant each hereby expressly waiving its right to a trial by jury in any such court proceeding. To the extent that a court proceeding calls for a determination of the Market Rental Rate for the Premises, Landlord and Tenant hereby expressly agree that such determination shall be based on the factors set forth in Section 3.3 of this Lease.
44.    FINANCIALS. Upon Landlord’s request (but not more than once per calendar year), Tenant shall provide Landlord with copies of its most recent audited year-end financial statements, prepared by its independent accounting firm and, upon request by Landlord (but not more than once per calendar year), shall provide Landlord with its most recent interim unaudited financial statements, if any, certified as true and accurate, subject to normal year end adjustments, by Tenant's chief financial officer. Landlord covenants to keep such statements confidential except that such statements may be distributed to Landlord’s partners and lenders to the extent that such parties agree to keep such statements confidential.
45.    RIGHT OF FIRST REFUSAL TO PURCHASE THE PREMISES. Landlord, on behalf of itself, its successors, assigns, and any subsequent owner or holder of any interest in the Premises, hereby grants to Tenant the exclusive and irrevocable right and option (the “Right of First Refusal”) to purchase the Premises at the same price and upon the same terms, provisions and conditions as shall be contained in any written bona fide offer for the purchase thereof which Landlord shall at any time during the Term of this Lease, or any extension thereof, be ready and willing to accept (“Offer”), the parties agreeing that the term “Offer” includes, but is not limited to, the sale of a controlling interest in any entity that owns all or any part of or any interest in the Premises and/or any rights and interests appurtenant thereto. Landlord shall give Tenant written notice (to Tenant at Tenant’s address set forth in this Lease and by the method required by the terms of this Lease) and a complete copy of such bona fide offer, which includes all of the documentation, terms, provisions and conditions therein contained. Landlord agrees to notify Tenant in writing immediately upon placing the Premises on the market (with or without a broker) (“Notice of Intention to Sell”) and, provided Landlord has done so in a timely manner, Tenant shall have ten (10) business days from and after the receipt of notice from Landlord of the Offer, in which to exercise such right, which Tenant shall do, if at all, by giving written notice to Landlord (to Landlord at Landlord’s address set forth in this Lease and by the method required by the terms of this Lease). If Landlord fails to provide Tenant with the Notice of Intention to Sell as set forth above, Tenant shall have thirty (30) days from and after the receipt of the Offer in which to exercise its Right of First Refusal, which Tenant shall do, if at all, by giving written notice to Landlord (to Landlord at Landlord’s address set forth in this Lease and by the method required by the terms of this Lease). One or more waiver(s) of Tenant’s right to purchase the Premises under the terms of any such Offer shall not constitute a waiver of Tenant’s right to receive notice and an opportunity to purchase the Premises under this paragraph if the terms of such Offer should thereafter be altered in any manner whatsoever and/or with respect to any subsequent bona fide offer to Landlord, its successors and assigns, during the remaining Term of this Lease. In the event Tenant fails (or elects not) to exercise its Right of First Refusal, Landlord shall be free to consummate the proposed sale of the Premises to the original purchaser on terms no more favorable to such purchaser than those described in the Offer, and Landlord agrees to furnish to Tenant copies of all closing and other pertinent documents relating to the sale. The parties hereto expressly agree that any attempted sale of the Premises that is not in conformity with the provisions of this Article 45 shall be null and void as against Tenant, and Tenant also shall have all other remedies available to Tenant at law or in equity, including, without limitation, injunctive relief against such sale.

46.    SECURITY DEPOSIT. Landlord currently holds the Security Deposit. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If an Event of Default by Tenant occurs with respect to any provision of this Lease, Landlord may utilize the Security Deposit for the payment of any Annual Rent or any other sum in default, or for the payment of any reasonable amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other reasonable loss or damage which Landlord may suffer by reason of Tenant’s default, except to such extent, if any, as shall be required by law. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled but no later than ninety (90) days after the Termination Date.

WITNESS the execution hereof under seal effective as of the 20th day of December, 2013.
LANDLORD:                        TENANT:
130 ROYALL, LLC                    DUNKIN’ BRANDS, INC.

/s/ Rosalind E. Gorin____________            /s/ Jason Maceda_________________________
By: Rosalind Gorin, President, H.N Gorin, Inc.        Name: Jason Maceda
Its duly authorized: Managing Member            Title: Vice President

EXHIBIT “A”
attached to and made a part of Lease bearing the
Lease Reference Date of December __, 2013 between
130 ROYALL, LLC, as Landlord and
DUNKIN’ BRANDS, INC., as Tenant
PREMISES

Plan entitled “Plan of Land, Royall Street, Canton, Massachusetts” dated August 25, 1999, by R.E. Cameron & Associates, Inc., Land Surveyors, Civil Engineers.
EXHIBIT “A-1”
attached to and made a part of Lease bearing the
Lease Reference Date of December __, 2013 between
130 ROYALL, LLC, as Landlord and
DUNKIN’ BRANDS, INC., as Tenant

LAND
That certain land in Canton, Norfolk County, Massachusetts shown as “Parcel B Area = 486,576 S.F. + 11.2 Acres” on a plan entitled “Plan of Land Royall Street Canton, Massachusetts” dated August 25, 1999, drawn by R.E. Cameron & Associates, Inc. and recorded with the Norfolk County Registry of Deeds on March 31, 2000, as Plan 150 of 2000 in Plan Book 473.

EXHIBIT “B”
[INTENTIONALLY DELETED]

EXHIBIT “C”

[INTENTIONALLY DELETED]

EXHIBIT “D”
attached to and made a part of Lease bearing the
Lease Reference Date of December __, 2013 between
130 ROYALL, LLC, as Landlord and
DUNKIN’ BRANDS, INC., as Tenant
FORM OF NONDISTURBANCE AGREEMENT – MORTGAGE

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") is made as of this ____ day ________________ 20__, by and between _______________________________________________, having an address of ___________________________________ ("Lender"), ________________________________, having an address of ______________________________________________ (“Landlord”), and _________________________________________ having an address of                 __________________________________ ("Tenant").

RECITALS

A.    Tenant is the holder of a leasehold estate in that premises located at _______________________________________ as is more particularly described on Schedule A, attached hereto and incorporated herein for all purposes (the "Premises") under and pursuant to the provisions of a certain lease dated         ____________, between Landlord and Tenant (as the same may have been amended, collectively the "Lease"); and

B.    The Premises is or is to be encumbered by one or more mortgages, deeds of trust, deeds to secure debt or similar security agreements (collectively, the "Security Instrument") from Landlord, or its successor in interest, in favor of Lender; and

C.    Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non‑disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, the parties hereto mutually agree as follows:

1.    Subordination. The Lease shall be subject and subordinate in all respects to the lien and terms of the Security Instrument, to any and all advances to be made thereunder and to all renewals, modifications, consolidations, replacements and extensions thereof.

2.    Nondisturbance. So long as Tenant pays all rents and other charges as specified in the Lease and is not otherwise in default beyond applicable notice and cure periods, Lender agrees for itself and its successors in interest and for any other person acquiring title to the Premises through a foreclosure or otherwise (an “Acquiring Party"), that neither Tenant’s rights under the Lease nor Tenant's possession of the Premises will be disturbed during the term of the Lease, as said term may be extended pursuant to the terms of the Lease or as the Premises may be expanded as specified in the Lease, by reason of a foreclosure or otherwise. For purposes of this Agreement, a "foreclosure" shall include (but not be limited to) a sheriff's or trustee's sale under the power of sale contained in the Security Instrument, the termination of any superior lease of the Premises and any other transfer of the Landlord's interest in the Premises under peril of foreclosure, including, without limitation to the generality of the foregoing, an assignment or sale in lieu of foreclosure.

3.    Attornment. Tenant agrees to attorn to, accept and recognize any Acquiring Party as the landlord under the Lease pursuant to the provisions expressly set forth therein for the then remaining balance of the term of the Lease, and any extensions thereof as made pursuant to the Lease. The foregoing provision shall be self-operative and shall not require the execution of any further instrument or agreement by Tenant as a condition to its effectiveness. Tenant agrees, however, to execute and deliver, at any time and from time to time, upon thirty (30) days prior written request by Lender or any Acquiring Party, any commercially reasonable instrument which may be necessary or appropriate to evidence such attornment and which instrument is reasonably acceptable to Lender, Landlord and Tenant.

4.    No Liability. Notwithstanding anything to the contrary contained herein or in the Lease, it is specifically understood and agreed that neither Lender, any receiver nor any Acquiring Party shall be:

(a)
liable for any act, omission, negligence or default of any prior landlord, including Landlord (except with regard to defaults of a continuing nature); provided, however, that Lender and any Acquiring Party shall be liable and responsible for the performance of all covenants and obligations of any prior landlord, including Landlord, under the Lease occurring from and after the date that it takes title to the Premises; or

(b)	subject to any offsets, credits, claims or defenses which Tenant might have against any prior landlord, including Landlord (except with regard to defaults of a continuing nature); or

(c)	bound by any rent or additional rent which is payable on a monthly basis and which Tenant might have paid for more than one (1) month in advance to any prior landlord, including Landlord.

Notwithstanding the foregoing, Tenant reserves its rights to any and all claims or causes of action against such prior landlord, including Landlord, for prior losses or damages and against the successor landlord, including Lender and any Acquiring Party, for all losses or damages arising from and after the date that such successor landlord takes title to the Premises.

5.    Rent. Tenant has notice that the Lease and the rents and all other sums due thereunder have been assigned to Lender as security for the loan secured by the Security Instrument. In the event Lender notifies Tenant of the occurrence of a default under the Security Instrument and demands that Tenant pay its rents and all other sums due or to become due under the Lease directly to Lender, Tenant shall honor such demand and pay its rent and all other sums due under the Lease directly to Lender or as otherwise authorized in writing by Lender. Landlord hereby irrevocably authorizes Tenant to make the foregoing payments to Lender upon such notice and demand and, therefore, holds Tenant harmless therefrom.

6.    Notices. All notices or other written communications hereunder shall be delivered by a nationally recognized and reputable overnight delivery service (e.g., FedEx) and shall be deemed to have been delivered on the date the same are received by the recipient (or, if delivery is refused, on the date of such refusal), addressed to the receiving party at its address first set forth above. Any party hereto may change its notice address by written notice to the other parties.

7.    Successors. The obligations and rights of the parties pursuant to this Agreement shall bind and inure to the benefit of the successors, assigns, heirs and legal representatives of the respective parties.

8.    Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

IN WITNESS WHEREOF, Lender, Landlord and Tenant have duly executed this Agreement as of the date first above written.

Lender:

_______________________________
By:    _________________________
Its:    _________________________

Landlord:

_______________________________
By:    _________________________
Its:    _________________________

Tenant:

_______________________________
By:    _________________________
Its:    _________________________

ACKNOWLEDGMENTS

STATE OF            )
)    SS:
COUNTY OF            )

On ____________________, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
______________________________
Name (Typed or Printed)

STATE OF            )
)    SS:
COUNTY OF            )

On ____________________, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
______________________________
Name (Typed or Printed)

STATE OF            )
)    SS:
COUNTY OF            )

On ____________________, before me, the undersigned, a Notary Public in and for said State, personally appeared _____________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature:
______________________________
Name (Typed or Printed)

EXHIBIT “E”
attached to and made a part of Lease bearing the
Lease Reference Date of December __, 2013 between
130 ROYALL, LLC, as Landlord and
DUNKIN’ BRANDS, INC., as Tenant

FORM OF– GROUND LEASE ESTOPPEL CERTIFICATE

GROUND LEASE ESTOPPEL CERTIFICATE
THIS GROUND LEASE ESTOPPEL CERTIFICATE (this “Certificate”) is executed as of the ____ day of November, 2013 by BOSTON MUTUAL LIFE INSURANCE COMPANY, a Massachusetts insurance corporation (“Ground Lessor”),;
W I T N E S S E T H: That;
WHEREAS, Ground Lessor is the owner of certain real property lying and being in Canton, Norfolk County, Massachusetts, such real property being more particularly described on Exhibit “A” attached hereto and incorporated herein by this reference (the “Land”);
WHEREAS, Ground Lessor has leased the Land to Royall Street LLC pursuant to that certain Ground Lease (the “Ground Lease”) dated September 28, 2000, notice of which has been recorded with Norfolk County Registry of Deeds in Book 14435, Page 285, as assigned by Royall Street LLC to LSF3 Royall Street, LLC (“Ground Lessee”) pursuant to that certain Assignment of Tenant's Interest in Ground Lease effective December 8, 2000, and recorded with Norfolk County Registry of Deeds in Book 14647, Page 226;
WHEREAS, Ground Lessee has constructed certain buildings and other improvements on the Land (all buildings and other improvements now or hereafter constructed on the Land, herein called the “Improvements”);
WHEREAS, Ground Lessee desires to lease the Land and all Improvements situated thereon to Dunkin’ Donuts Incorporated pursuant to a certain Lease to be executed between Ground Lessee and Tenant, and Dunkin’ Donuts Incorporated has requested this Certificate;
NOW, THEREFORE, in consideration of the above, Ground Lessor hereby certifies to Tenant and agrees as follows:
1.    The Ground Lease sets forth the entire agreement and understanding between Ground Lessor and Ground Lessee regarding the Land and any Improvements, is in full force and effect, and has not in any way been amended, modified or supplemented except as described in the above recitals.

2.    Neither Ground Lessor nor, to Ground Lessor’s knowledge, Ground Lessee is in default of any term, covenant or condition of the Ground Lease, and there exist no other grounds for cancellation or termination of the Ground Lease, nor any state of facts which, with the giving of notice or the passage of time, or both, would constitute a default under the Ground Lease or any such other grounds for cancellation or termination of the Ground Lease.

3.    All rents and other sums due and payable pursuant to the Ground Lease have been paid through _____________________, 2013.

IN WITNESS WHEREOF, this Certificate has been executed under seal of the Ground Lessor as of the date first above written.

BOSTON MUTUAL LIFE INSURANCE COMPANY,

By:    ______________________________________
Title:    ______________________________________
Date:    December ____, 2013
EXHIBIT “F”
attached to and made a part of Lease bearing the
Lease Reference Date of December __, 2013 between
130 ROYALL, LLC, as Landlord and
DUNKIN’ BRANDS, INC., as Tenant

FORM OF QUALIFYING LEASEHOLD MORTGAGE

LEASEHOLD MORTGAGE
130 ROYALL, LLC, a Delaware limited liability company having a principal place of business at c/o HN Gorin, 101 Huntington Avenue, 5th Floor, Boston, Massachusetts 02199; Attention: Kristian Gibson (hereinafter referred to as the “Mortgagor”), for valuable consideration received, as an inducement to DUNKIN' BRANDS, INC., a Delaware corporation having a current address of 130 Royall Street, Canton, Massachusetts 02021 (hereinafter referred to as the “Mortgagee”), to enter into a certain Lease Agreement of even date between Mortgagor and Mortgagee (the “Lease ”), and to secure the obligation of Mortgagor to Mortgagee to repay the security deposit referred to in Article 46 of the Lease (the “Security Deposit”) (the “Obligation”), hereby grants to Mortgagee, with MORTGAGE COVENANTS, the following:
The leasehold estate described in a certain Ground Lease between Boston Mutual Life Insurance Company (“Ground Lessor”) and Royall Street LLC, dated September 28, 2000, notice of which is recorded with Norfolk County Registry of Deeds in Book 14435, Page 285, as assigned to Mortgagor by Assignment of Tenant’s Interest in Ground Lease, effective December 8, 2000, recorded with said Deeds in Book 14647, Page 226 (the “Ground Lease”), including without limitation all buildings, structures, improvements and appurtenances and all of the estate and rights of Mortgagor of, in and to the Premises described in Exhibit A which are the subject of the Ground Lease, and all and each of the tenements, hereditaments and appurtenances of the Mortgagor belonging or in any way appertaining to the Premises and the rents, issues and profits thereof.
Section 1.    Representations and Warranties. The Mortgagor hereby represents, covenants and warrants:
1.1 Validity; Etc., No Defaults. The Ground Lease is a valid and subsisting lease of the property therein described and purported to be demised thereby for the term therein set forth and is in full force and effect in accordance with the terms thereof and has not been modified except for the described assignment, and there are no existing defaults (or existing matters which, with the giving of notice or the passage of time or both, would result in a default) by the Lessor or by the Mortgagor, as Lessee thereunder; and the Mortgagor is the owner and holder of the Lease and of the leasehold estate created thereby.
1.2 No Subleases. That there are no subleases of the Premises or of space in any building presently erected or to be erected upon the Premises which are demised under the Lease.
Section 2. Covenants of Mortgagor. The Mortgagor further covenants with the Mortgagee as follows:
2.1 Payment and Performance of Obligation. The Mortgagor will pay and perform the Obligation in accordance with the terms of the Lease, and if default shall be made in the payment of the Obligation upon termination of the Lease, if and to the extent that any such payment shall then be due Mortgagee, as Lessee, the Mortgagee, after thirty (30) days’ notice to Mortgagor, within which Mortgagor shall have the right to cure any such default, shall have the power to sell the Mortgagor’s leasehold interest in the Premises according to law.
2.2    Additional Covenants. Mortgagor:
(a)     will diligently perform and observe all of the terms, covenants and conditions of the Ground Lease required to be performed and observed by the Mortgagor as such Lessee, unless such performance observance shall have been waived or not required by the Ground Lessor, to the end that all things shall be done which are necessary to keep unimpaired the Mortgagor's rights as Lessee under the Ground Lease;
(b) will promptly notify the Mortgagee in writing of any default by the Ground Lessor in the performance or observance of any of the terms, covenants or conditions on the part of Ground Lessor to be performed or observed, or of the occurrence of any event, regardless of lapse of time, of the character specified in subsection (a) of this Section;
(c) will promptly (i) advise the Mortgagee in writing of the giving of any notice by the Ground Lessor to the Mortgagor, as Lessee, of any default by the Mortgagor, as such Lessee, in the performance or observance of any of the terms, covenants or conditions of the Ground Lease on the part of the Mortgagor, as Lessee thereunder, to be performed or observed, and (ii) deliver to the Mortgagee a true copy of each such notice;
(d) will, promptly after the execution and delivery of this Mortgage or of any instrument or agreement supplemental thereto, notify the Lessor in writing of the execution and delivery thereof and deliver to the Ground Lessor a copy of each such instrument or agreement;
(e) will promptly notify the Mortgagee in writing in the event of the initiation of any litigation or arbitration proceeding under and pursuant to the provisions of the Ground Lease; and
(f) will, within thirty (30) days after written demand by the Mortgagee, seek to obtain from the Lessor and furnish to the Mortgagee an estoppel certificate of the Ground Lessor in the form provided for in the Ground Lease.
Section 3. Mortgagee's Statutory Rights. This Mortgage is upon the condition that the Mortgagor shall pay the Obligation, and if the Mortgagor shall fail to pay the Obligation, the holder hereof shall have the STATUTORY POWER OF SALE.
Section 4. Notices. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing. Each such notice, demand or request shall be addressed as follows:
(a) if to the Mortgagor, at _________________ ; or
(b) if to the Mortgagee, (i) at 130 Royall Street, Canton, Massachusetts 02021, Attention: Jason Maceda and (ii) at 130 Royall Street, Canton, Massachusetts 02021, Attention: Christopher J. Egan, Director & Legal Counsel; or
(c) to such other address as the Mortgagor or the Mortgagee shall designate in a written notice to the other.
Any such notice, demand or request shall be deemed to have been duly given or made and to have become effective (i) if to the Mortgagee, when received by the Mortgagee, and (ii) if to the Mortgagor (A) if delivered by hand to Mortgagor in person, at the time of receipt thereof, (B) if sent by registered or certified mail, postage prepaid, return receipt requested, on the earlier of the third Business Day after the mailing thereof or the day of receipt, if a Business Day, or if not a Business Day, the next succeeding Business Day, and (C) if sent a nationally recognized overnight courier service, one day after delivery to the courier service.
Section 5. Subordination. Without the necessity of any additional document being executed by Mortgagee for the purpose of effecting a subordination, this Mortgage shall be, and hereby is, subject and subordinate at all times to the Ground Lease and to the lien (s) of any mortgage(s) now or hereafter placed on, against or affecting the Ground Lease or the Premises or Mortgagor’s interest therein. Notwithstanding the foregoing, Mortgagee covenants and agrees to execute and deliver upon demand such further instruments evidencing such subordination as may be required by Mortgagor or any mortgagee, in such form as Mortgagor or any such mortgagee may reasonably require.
Section 6. Captions. The marginal notes or captions herein are inserted only as a matter of convenience and for reference and are not and shall not be deemed to be any part of this Mortgage.
Section 7. Severability and Savings Clauses. If any provision of this Mortgage is held to be invalid or unenforceable by a court of competent jurisdiction the other provisions of this Mortgage shall remain in full force and effect and shall be liberally construed in favor or the Mortgagee in order to effect the provisions of this Mortgage.
Section 8. Discharge. In the event of a termination of the Lease in accordance with Section 18.8 of the Lease, Tenant will forthwith issue a discharge as it relates to this Leasehold Mortgage.

Executed as a sealed instrument this __ day of December, 2013.
MORTGAGOR:

By: _____________________________________
Its duly authorized Manager

COMMONWEALTH OF MASSACHUSETTS
Norfolk, ss    December __, 2013
Then personally appeared before me ________________ known to me to be the Manager of _____________________________________, and acknowledged the foregoing to be his free act and deed and the free act and deed of said company.
________________________________________
Notary Public
My commission expires: __________

Exhibit A
________________________________, as Mortgagor
And
DUNKIN’ BRANDS, INC., as Mortgagee

LAND

That certain land in Canton, Norfolk County, Massachusetts shown as “Parcel B Area = 486,576 S.F. + 11.2 Acres” on a plan entitled “Plan of Land Royall Street Canton, Massachusetts” dated August 25, 1999, drawn by R.E. Cameron & Associates, Inc. and recorded with the Norfolk County Registry of Deeds on March 31, 2000, as Plan 150 of 2000 in Plan Book 473.